Exhibit 1.1

EXECUTION VERSION

IDACORP, INC. 2,801,724 Shares of Common Stock, without Par Value UNDERWRITING AGREEMENT Dated: November 7, 2023

Table of Contents

EXHIBITS
Exhibit A – Underwriters
Exhibit B – List of Persons Subject to Lock-Up
Exhibit C – Form of Lock-Up Agreement
Exhibit D – Price-Related Information
Exhibit E – Issuer General Use Free Writing Prospectuses
Exhibit F – Form of Forward Sale Agreement

IDACORP, INC.
2,801,724 Shares of Common Stock
UNDERWRITING AGREEMENT

November 7, 2023
Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway New York, New York 10036

Acting in its capacity as
Forward Purchaser, solely as
Recipient and/or beneficiary
Of certain representations,
Warranties, covenants and indemnities
Set forth in this Agreement

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Acting in its capacity as
Forward Seller

Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

c/o Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Ladies and Gentlemen:
IDACORP, Inc., an Idaho corporation (the “Company”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), in its capacity as agent for the Forward Purchaser (as defined below) (in such capacity, the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with the Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC (“Wells Fargo”) and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), and the Forward Purchaser, with respect to (i) subject to Section 18 hereof, the sale by Morgan Stanley, and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of common stock, no par value, of the Company (the “Common Stock”) set forth opposite their respective names under the heading “Number of Borrowed Firm Securities to be Purchased from Morgan Stanley” on Exhibit A hereto (the “Borrowed Firm Securities”) and (ii) the grant by the Forward Seller or the Company, as applicable, to the Underwriters, acting severally and not jointly, of the option (the “Option”) described in Section 2(a)(iii) hereof to purchase from time to time all or any part of 420,258 additional shares of Common Stock (the “Option Securities”) (in the case of clauses (i) and (ii) above, subject to certain conditions set forth herein). Any shares of Common Stock sold to the Underwriters by the Forward Seller pursuant to Section 2(a)(iii) hereof upon exercise of the Option are referred to herein as the “Borrowed Option Securities” and any shares of Common Stock sold to the Underwriters by the Company pursuant to Section 2(a)(iv) hereof upon exercise of the Option are referred to as the “Company Option Securities.” The Borrowed Firm Securities and the Company Top-Up Firm Securities (as defined in Section 18 hereof) are referred to herein collectively as the “Firm Securities.” The Company Top-Up Firm Securities, the Company Option Securities and the Company Top-Up Option Securities are referred to herein collectively as the “Company Securities.” The Borrowed Firm Securities and the Borrowed Option Securities are referred to herein collectively as the “Borrowed Securities.” The Borrowed Securities and the Option Securities are referred to herein collectively as the “Securities.” To the extent there are no additional Representatives other than you, the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

As used herein, the term “Forward Sale Agreement” refers to the letter agreement dated the date hereof between the Company and Morgan Stanley in its capacity as a forward purchaser (in such capacity, the “Forward Purchaser”), relating to the forward sale by the Company to the Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Firm Securities sold by its affiliated Forward Seller pursuant to this Agreement.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

SECTION 1. Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, the Forward Seller and the Forward Purchaser as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)    Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and for use of automatic shelf registration statements (as defined in Rule 405 under the 1933 Act) on Form S-3. The Company has filed with the Commission, not earlier than three years prior to the date hereof, an automatic shelf registration statement on Form S-3 (File No. 333-264984), including a prospectus, relating to certain securities to be issued from time to time by the Company, including the Securities, which registration statement became effective upon filing pursuant to Rule 462(e) under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination under Section 8(d) or 8(e) of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission; the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act; and no notice of objection of the Commission to the use of the registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. The parts of the registration statement, including all exhibits thereto and the documents filed under the 1934 Act that are incorporated by reference in the prospectus relating to the Securities contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time each such part of the registration statement most recently became effective, are hereinafter collectively called the “Registration Statement,” and such times are hereinafter collectively called the “applicable effective date” of the Registration Statement. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the 1933 Act. The prospectus dated May 16, 2022 relating to the Securities contained in the registration statement is hereinafter referred to as the “Base Prospectus.” In connection with the sale of the Securities, the Company has filed with the Commission pursuant to Rule 424(b) under the 1933 Act a preliminary prospectus supplement relating to the Securities. Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated November 7, 2023 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b). The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), are herein called, collectively, the “Prospectus.” Any reference herein to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents filed under the 1934 Act and incorporated by reference therein on or before the applicable effective date of the Registration Statement or the issue date of the Pre-Pricing Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the 1934 Act and incorporated by reference therein after the applicable effective date of the Registration Statement or the issue date of the Pre-Pricing Prospectus or the Prospectus, as the case may be.

(ii)    Status as a Well-Known Seasoned Issuer. (i)(A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person or entity acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the

Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) (with such date being used as the determination date for purposes of this clause (D)), the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (ii) with respect to each offering of the Securities pursuant hereto, at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of such Securities, the Company was not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(iii)    Registration Statement, Prospectus and Disclosure at Time of Sale. (i) On the applicable effective date the Registration Statement complied, and as of the Execution Time the Registration Statement as amended or supplemented complies, in all material respects with the applicable requirements of the 1933 Act and with the 1933 Act Regulations; (ii) and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Prospectus, as amended or supplemented, will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations; (iii) as of the applicable effective date the Registration Statement did not, as of the Execution Time the Prospectus does not, and as of the Applicable Time the General Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, and in the case of the Prospectus and the General Disclosure Package, in the light of the circumstances under which they were made, not misleading; and (iv) on the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Prospectus, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, or the General Disclosure Package in reliance upon and in conformity with information, if any, furnished in writing to the Company by any of the Underwriters specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(iv)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, conformed or will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)    Independent Accountants. Deloitte & Touche LLP, which has certified certain financial statements of the Company that are incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus and who have audited the Company’s internal control over financial reporting are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations and the PCAOB.

(vi)    Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject to normal year-end adjustments, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its Subsidiaries. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement, General Disclosure Package or the Prospectus under the 1933 Act.

(vii)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), earnings, business, properties or prospects of the Company and its Subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business (in any such case, a “Material Adverse Effect”), except as otherwise disclosed in the General Disclosure Package and the Prospectus.

(viii)    Organizational Matters. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Idaho, with corporate power and authority to own or lease its properties and conduct its business in all material respects as described in the General Disclosure Package, Registration Statement and the Prospectus; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Idaho. As used in this Agreement, (i) the term “Subsidiary” means any person (other than a natural person), at least a majority of the outstanding voting stock of which is owned by the Company, by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries and (ii) the term “Material Subsidiary” means Idaho Power Company, an Idaho corporation.

(ix)    Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus, and all of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. All of the outstanding shares of capital stock of the Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(x)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi)    Authorization of Company Securities. The Company Securities (if any) have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable, will not be subject to any preemptive or similar rights and will be free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever. The maximum number of shares of Common Stock deliverable to the Forward Purchaser in the aggregate pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreements (as defined below in Section 2), whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or any Additional Forward Sale Agreements, as the case may be) or otherwise, have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or such Additional Forward Sale Agreements, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xii)    Forward Sale Agreement. The Forward Sale Agreement has been, and any Additional Forward Sale Agreements will be at the time of their execution and delivery by the Company, duly authorized, executed and delivered by the Company and will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(xiii)    Description of Securities. The Securities conform to the description contained in the General Disclosure Package, Registration Statement and the Prospectus under the caption “Description of Common Stock”.

(xiv)    Absence of Defaults and Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest upon any property or assets used in the conduct of the business of the Company or its Material Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Material Subsidiary is a party or by which the Company or its Material Subsidiary is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject, (b) result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or Bylaws of the Company or the organizational documents of its Material Subsidiary, or (c) result in any violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Material Subsidiary or any of their respective properties, except in each case for conflicts, breaches, violations, defaults, liens or security interests that would not have a Material Adverse Effect.

(xv)    Absence of Proceedings. Other than as set forth in the General Disclosure Package, Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreements or the consummation of the transactions contemplated hereby or thereby and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xvi)    Absence of Further Requirements. No consent, approval, authorization, order, qualification of or registration with any such court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreements, as applicable, except such as have or will have been prior to the Closing Date (and, if any Option Securities are purchased, the applicable Option Closing Date), obtained under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or state blue sky laws in connection with the sale and distribution of the Securities by the Underwriters.

(xvii)    Possession of Licenses and Permits. Except as set forth in the General Disclosure Package, Registration Statement and the Prospectus, each of the Company and its Material Subsidiary has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to conduct its business in the manner described in the Prospectus, except where the failure to obtain such permits would not reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company after due inquiry, each of the Company and its Material Subsidiary are in compliance with all terms and conditions of any such permit except where the failure to comply with the terms and conditions of such permits would not reasonably be expected to have a Material Adverse Effect.

(xviii)    Absence of Registration Rights. No person or entity has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of capital stock or other securities of the Company upon the filing of the Prospectus or the issuance or sale of the Securities hereunder.

(xix)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds, if any, upon settlement of the Forward Sale Agreement or any Additional Forward Sale Agreements, as applicable, and in connection with (i) the issuance, sale and delivery of any Company Securities pursuant to Section 2(a)(iv) or Section 13 hereof and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreements, in each case, as described in the General Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of the 1940 Act.

(xx)    Environmental Laws. Except as set forth in the General Disclosure Package, Registration Statement and the Prospectus, (a) the Company and its Subsidiaries are in compliance with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect, and (b) no event or condition has occurred that is reasonably likely to interfere in any material respect with the compliance by the Company and its Subsidiaries with any environmental law or that is reasonably likely to give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would have a Material Adverse Effect.

(xxi)    Parties to Lock-Up Agreements. Each of the persons listed on Exhibit B hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit C hereto. Exhibit B hereto contains a true, complete and correct list of all directors and executive officers of the Company.

(xxii)    NYSE. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is currently listed on the NYSE under the trading symbol “IDA”.

(xxiii)    Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent.

(xiv)    Accounting and Disclosure Controls. The Company maintains systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act). The Company’s internal control over financial reporting was effective as of December 31, 2022 and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act) that were effective as of September 30, 2023.

(xxv)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi)    Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(xxvii)    No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its Subsidiaries nor, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption law.

(xxviii)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxix)    No Conflicts with Sanctions Laws. (i) None of the Company, any of its Subsidiaries, or any director, officer, employee, of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any agent, affiliate, or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea, Syria and the non-government controlled areas of Zaporizhzhia and Kherson); and (ii) the Company and each of its Subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities; or (iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxx)    Lending and Other Relationship. Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, (A) neither the Company nor any of its Subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter and (B) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined).

(xxxi)    No Unregistered Sales of Securities. The Company has not sold, issued or distributed any shares of Common Stock during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act, other than shares issued pursuant to its dividend reinvestment and stock purchase plan, employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xxxii)    Offering Materials. Without limitation to the provisions of Section 17 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the SEC, any document not constituting a prospectus under Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, and any Permitted Free Writing Prospectuses (as defined in Section 17).

(xxxiii)    No Restrictions on Dividends. Except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock or from repaying any loans or advances from the Company or any other Subsidiary.

(xxxiv)    Brokers. The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with any of the transactions contemplated by this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreements, except for (A) underwriting discounts and commissions in connection with the sale of the Securities to the Underwriters pursuant to this Agreement and (B) the aggregate Spread pursuant to the terms of the Forward Sale Agreement and any Additional Forward Sale Agreements.

(xxxv)    Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxvi)    Cybersecurity. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (ii) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its Subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(b)    Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries (whether signed on behalf of such officer, the Company or such Subsidiary) and delivered to the Representatives, the Forward Seller, the Forward Purchaser or to counsel for the Underwriters, the Forward Seller and the Forward Purchaser shall be deemed a representation and warranty by the Company to each Underwriter, the Forward Seller and the Forward Purchaser as to the matters covered thereby.

(c)    The Forward Seller represents and warrants to, and agrees with, each of the Underwriters, as of the First Closing Date and any Option Closing Date (in the case of a sale of Shares pursuant to Section 2(a)(iii) hereof) as set forth below:

A.    This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the relevant Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Securities or the Borrowed Option Securities, as the case may be, that such Forward Seller is required to sell, transfer and deliver hereunder to the extent it is required to do so.

B.    The Forward Sale Agreement to which its affiliated Forward Purchaser is party has been, and any Additional Forward Sale Agreement to which it is party will be, duly authorized, executed and delivered by its affiliated Forward Purchaser, and assuming due authorization, execution and delivery of either thereof, as the case may be, by the Company, will constitute a valid and binding agreement of such Forward Purchaser, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

C.    Such Forward Seller, at the relevant Closing Date, will have the free and unqualified right to transfer the Borrowed Firm Securities or Borrowed Option Securities, as the case may be, that it is required to deliver to the extent that it is required to transfer the Borrowed Firm Securities or Borrowed Option Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Firm Securities or Borrowed Option Securities and payment of the purchase price therefor, as herein contemplated, assuming the applicable Underwriter has no notice of any adverse claim, such Underwriter will have the free and unqualified right to transfer any such Borrowed Firm Securities or Borrowed Option Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

a. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth:

(i)    the Forward Seller agrees to sell to each Underwriter, and each Underwriter agrees to purchase from the Forward Seller, severally and not jointly, the respective number of Borrowed Firm Securities set forth opposite its name in Exhibit A hereto plus any additional number of Borrowed Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case pertaining to the relevant Forward Seller and at a purchase price of $90.016 per share (the “Purchase Price”);

(ii)    the Company agrees to sell to the Underwriters, and each Underwriter, severally not jointly, agrees to purchase from the Company, at the Purchase Price, a number of Company Top-Up Firm Securities, if any, that bears the same proportion to the total number of Company Top-Up Firm Securities as the number of Borrowed Firm Securities set forth on Exhibit A opposite the name of such Underwriter bears to the total number of Borrowed Firm Securities on such Schedule.

(iii)    The Company hereby grants an option to the Underwriters to purchase pursuant to clause (iv) or clause (v) below, as applicable, all or any portion of the Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Firm Securities but not payable on such Option Securities (such price, the “Option Purchase Price”). The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon written notice (each an “Option Notice”) to the Company and the Forward Seller. Any such Option Notice shall set forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities (each an “Option Closing Date”), which may be the same date and time as the First Closing Date (as hereinafter defined) but shall not be later than seven (7) full Business Days (as defined below) after the date of such notice (unless postponed in accordance with the provisions of Section 10 hereof), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Borrowed Firm Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Borrowed Firm Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(iv)    The Company may, in its sole discretion, within one (1) Business Day after such Option Notice is given, execute and deliver to the Forward Purchaser an additional forward sale agreement substantially in the form attached hereto as Exhibit F, between the Company and the Forward Purchaser (each, an “Additional Forward Sale Agreement”), providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Securities being purchased by the Underwriters from the Forward Seller pursuant to such exercise of the Option. Upon the Company’s execution and delivery to the Forward Purchaser of any Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, (x) the Forward Seller (with respect to any Borrowed Option Securities) hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Forward Seller, severally and not jointly, the number of Option Securities as set forth in the relevant Option Notice at the Option Purchase Price (with each such Underwriter purchasing the number of Option Securities (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option Securities as the number of Borrowed Firm Securities set forth on Schedule II opposite the name of such Underwriter bears to the total number of Borrowed Firm Securities on such Schedule) and (y) the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, the Company Top-Up Option Securities, if any (with each such Underwriter purchasing the number of Company Top-Up Option Securities (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Company Top-Up Option Securities as the number of Borrowed Firm

Securities set forth on Schedule II opposite the name of such Underwriter bears to the total number of Borrowed Firm Securities on such Schedule).

(v)    If the Company does not timely execute and deliver the Additional Forward Sale Agreement pursuant to clause (iv) above, then on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, at the Option Purchase Price, the number of Option Securities as set forth in the relevant Option Notice (with each such Underwriter purchasing the number of Option Securities (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option Securities as the number of Borrowed Firm Securities set forth on Schedule II opposite the name of such Underwriter bears to the total number of Borrowed Firm Securities on such Schedule).

(b)    If with respect to the Borrowed Firm Securities underlying the Forward Sale Agreement (i) any of the conditions to effectiveness of the relevant Forward Sale Agreement set forth therein are not satisfied on or prior to the First Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the First Closing Date or (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the First Closing Date (clauses (i) through (iii) of this Section 2(b), together, the “Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow for sale to the Underwriters the Borrowed Firm Securities otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in the Forward Seller’s good faith and commercially reasonable judgment (A) its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Securities deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the First Closing Date the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.

(c)    If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(a)(iii) hereof, with respect to the related Borrowed Option Securities, if (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein are not satisfied on or prior to the relevant Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 2(c), together, the “Option Conditions”), then its affiliated Forward Seller, in its sole discretion, may elect not to deliver for sale to the Underwriters the Borrowed Option Securities otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in such Forward Seller’s good faith and commercially reasonable judgment (A) its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Option Securities deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under such Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on such Option Closing Date the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.

(d)    If (i) the Forward Seller elects pursuant to Section 2(b) hereof not to deliver for sale to the Underwriters on the First Closing Date the total number of Borrowed Firm Securities otherwise deliverable by such Forward Seller hereunder, or (ii) the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(a)(iii) hereof and its affiliated Forward Seller elects pursuant to Section 2(c) hereof not to deliver for sale to the Underwriters on the relevant Option Closing Date the total number of Borrowed Option Securities otherwise deliverable by it hereunder in respect of such Option Closing Date, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first Business Day prior to the First Closing Date or such Option Closing Date, as the case may be.

(e)    Payment. Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the offices of Sullivan & Cromwell LLP, 1888 Century Park E, Los Angeles, CA 90067, or at such other place as shall be agreed upon by the Representatives, the Forward Seller and the Company, at 9:00 A.M. (New York City

time) on November 10, 2023 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives, the Forward Seller and the Company (such date and time of delivery and payment for the Firm Securities being herein called the “First Closing Date,” and each of the First Closing Date and any Option Closing Date is herein called a “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above‑mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives, the Forward Seller and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to (i) the Forward Seller, in the case of the Borrowed Securities and/or (ii) to the Company, in the case of any Company Securities, by wire transfer of immediately available funds to the account designated by the Forward Seller or Company, as the case may be, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Option Securities, if any, that it has agreed to purchase. Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(f)    Delivery of Securities. Delivery of the Firm Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will promptly notify the Representatives, the Forward Purchaser and the Forward Seller (i) when the Prospectus, any supplement thereto and any Issuer Free Writing Prospectus has been filed with the Commission pursuant to Rule 424(b) or Rule 433(d) under the 1933 Act, (ii) when any post-effective amendment to the Registration Statement (except periodic or current reports filed under the 1934 Act) has been filed or become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, or (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rule 456(b) of the 1933 Act Regulations and Rule 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b)    Filing of Amendments. The Company will give the Representatives, the Forward Purchaser and the Forward Seller notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to any preliminary prospectus or the Prospectus, whether pursuant to the 1933 Act or otherwise (except for (i) periodic or current reports filed under the 1934 Act, or (ii) an amendment or a supplement relating to an offering of securities other than the Securities), and the Company will furnish the Representatives, the Forward Purchaser and the Forward Seller through their counsel with copies of any such documents prior to filing and will give the Representatives, the Forward Purchaser and the Forward Seller a reasonable opportunity to comment on any such proposed amendment or supplement. The Company will give the Representatives, the Forward Purchaser and the Forward Seller notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives, the Forward Purchaser and the Forward Seller with copies of any such documents prior to filing and will give the Representatives, the Forward Purchaser and the Forward Seller a reasonable opportunity to comment on any such document.

(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, the Forward Purchaser and the Forward Seller and counsel for the Underwriters, without charge, as many copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) as the Representatives, the Forward Purchaser and the Forward Seller may reasonably request.

(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, Forward Purchaser and Forward Seller, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter, Forward Purchaser or Forward Seller reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, Forward Purchaser and Forward Seller, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre‑Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter, Forward Purchaser or Forward Seller may reasonably request.

(e)    Continued Compliance with Securities Laws. If, at any time following the Applicable Time, when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the General Disclosure Package, the Registration Statement or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it is necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives, the Forward Purchaser and the Forward Seller of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement that has not been superseded or modified or if an event shall occur or condition shall exist as a result of which it is necessary to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives, the Forward Purchaser and the Forward Seller of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)    Blue Sky and Other Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives, the Forward Purchaser and the Forward Seller may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities;

provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre‑Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)    Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Company Securities on the NYSE.

(j)    Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representatives, directly or indirectly:
(i)    issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii)    file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, or

(iii)    enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wells Fargo:

(w) issue Securities to the Underwriters pursuant to this Agreement,

(x) file a registration statement under the 1933 Act in respect of a dividend reinvestment and stock purchase plan of the Company and issue shares of Common Stock pursuant thereto,

(y) issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option or employee benefit plans, any dividend reinvestment, stock purchase, employee savings or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, and

(z) issue shares of Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (y) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement, provided, however, that in the case of any issuance described in clause (z) above, it shall be a condition to the issuance that each recipient executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit C hereto and otherwise satisfactory in form and substance to Wells Fargo.

(k)    Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file promptly all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations and, to the extent such documents are not available pursuant to the EDGAR filing system, will furnish to each of the Underwriters copies of such documents.

(l)    Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives, the Forward Purchaser, the Forward Seller and the Company may deem appropriate and, if requested by the Representatives, the Forward Purchaser and the Forward Seller, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit D hereto and such other information as may be required by Rule 433 or as the Representatives, the Forward Purchaser, the Forward Seller and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m)    New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Securities, and notify the Representatives, the Forward Purchaser and the Forward Seller when such filing has been made. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, file a new registration statement relating to the Securities, and notify the Representatives, the Forward Purchaser and the Forward Seller when such filing has been made and use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will furnish the Representatives, the Forward Purchaser and the Forward Seller with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representatives, the Forward Purchaser, the Forward Seller or counsel for the Underwriters shall object. In any such case, the Company will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new shelf registration statement from and after the time it is filed with the Commission, mutatis mutandis.

SECTION $. Payment of Expenses.

(a)    Expenses. The Company will pay all the following expenses incident to the performance of its obligations and the obligations of the Underwriters, the Forward Seller and the Forward Purchaser under this Agreement: (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters, the Forward Seller and the Forward Purchaser of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters and the Forward Purchaser, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters and the Forward Purchaser, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Seller and the Forward Purchaser in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto (such fees not to exceed $10,000), (vi) the preparation, printing and delivery to the Underwriters, the Forward Seller and the Forward Purchaser of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters, the Forward Seller and the Forward Purchaser of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters, the Forward Seller and the Forward Purchaser in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings. Notwithstanding the foregoing, except as specifically provided in Section 4(b), Section 6 and this Section 4(A), the Underwriters, the Forward Seller and the Forward Purchaser shall pay their own costs and expenses, including the costs and expenses of their counsel.

(b)    Termination of Agreement. If this Agreement is terminated by the Representatives, the Forward Seller and/or the Forward Purchaser in accordance with the provisions of Section 5 hereof, Section 9(a)(i) hereof, 9(a)(ii) hereof or 9(a)(iii)(A) hereof, the Company shall reimburse the Underwriters, the Forward Seller and/or the Forward Purchaser, as applicable, for all of their out‑of‑pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of the Forward Seller’s and Underwriters’ Obligations. The obligations of the Forward Seller and the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company or any Subsidiary of the Company (whether signed on behalf of such officer, the Company or such Subsidiary) or by or on behalf of any Underwriter, Forward Seller or Forward Purchaser delivered to the Representatives or counsel for the Underwriters, to the performance by the Company, the Underwriters, the Forward Seller and the Forward Purchaser of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433.

(b)    Opinions of Counsel for Company. At the Closing Date, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Date, of Perkins Coie LLP (“Company Counsel”), in form and substance reasonably satisfactory to the Representatives, and the opinion of the General Counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(c)    Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion and letter, dated the Closing Date, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the General Disclosure Package, the Registration Statement and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably require, and the Company shall have furnished to Sullivan & Cromwell LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering their opinions, Sullivan & Cromwell LLP may rely upon the opinion described above of the General Counsel for the Company, as to all matters of Idaho, Montana, Nevada, Oregon, Washington, and Wyoming law.

(d)    Officers’ Certificate. At the Closing Date there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package, the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), earnings, business, properties or prospects of the Company and its Subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated by the General Disclosure Package and the Prospectus, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the principal financial or accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received by the Company.

(e)    Accountant’s Comfort Letter. At the Execution Time, the Representatives, the Forward Seller and the Forward Purchaser shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, the Forward Seller and the Forward Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f)    Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, the Forward Seller and the Forward Purchaser, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g)    Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Company Securities at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)    No Downgrading in Securities. At the Closing Date and each Option Closing Date, if any, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act.

(i)    Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(j)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(a)(iii) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

A.    Opinion of Counsel for Company. The opinion and negative assurance letter of Company Counsel, each in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinion and negative assurance letter required by Section 5(b) hereof.

B.    Opinion of Counsel for Underwriters. The opinion and letter of Sullivan & Cromwell LLP, in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

C.    Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

D    Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives, the Forward Seller and the Forward Purchaser and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this Section 5(j)(D) shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(k)    Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Forward Seller, the Forward Purchaser and the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives, Representatives, the Forward Seller and the Forward Purchaser or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(l)    Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Forward Seller or Company, as applicable, at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 19, 20 21, 22, 23 and 24 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, the Forward Seller and the Forward Purchaser, their respective affiliates, and their respective officers, directors, employees, partners and members and each person, if any, who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)    Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information in the Pre-Pricing Prospectus and the Prospectus: (i) the first and third sentences of the fourth paragraph appearing under the caption “Underwriting (Conflicts of Interest)”; and (ii) the second sentence of the first paragraph, the first, fourth and fifth sentences of the second paragraph and the third sentence of the third paragraph appearing under the caption “Underwriting (Conflicts of Interest) – Price Stabilization, Short Positions”.

(c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) hereof shall be selected by Wells Fargo, and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Seller and the Forward Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters, the Forward Seller and the Forward Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters, the Forward Seller and the Forward Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters, the Forward Seller and the Forward Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters, the Forward Seller and the Forward Purchaser on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriters, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and in no event shall any Forward Seller and/or Forward Purchaser be required to contribute any amount in excess of the aggregate Spread under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be, net of any costs associated therewith, as reasonably determined by such Forward Seller or Forward Purchaser, as the case may be.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, Forward Purchaser or Forward Seller, each officer, director, employee, partner and member of any Underwriter, Forward Purchaser or Forward Seller or any such affiliate, and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, Forward Purchaser or Forward Seller and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’, Forward Purchaser’s and Forward Seller’s respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Borrowed Firm Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its Subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives, the Forward Seller, the Forward Purchaser or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Forward Seller, any Forward Purchaser, any officer, director, employee, partner, member or agent of any Underwriter, any Forward Seller or any Forward Purchaser or any person or entity controlling any Underwriter, any Forward Seller or any Forward Purchaser, or by or on behalf of the Company, any officer, director or employee of the Company or any person or entity controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9.    Termination of Agreement.

(a)    Termination; General. The Representatives may terminate this Agreement, by notice to the Company, the Forward Seller and the Forward Purchaser at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date that occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, the Forward Seller and the Forward Purchaser at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), earnings, business, properties or prospects of the Company and its Subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated by the General Disclosure Package and the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE or the NASDAQ Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a general moratorium on commercial banking activities in New York has been declared by either U.S. federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19, 20, 21, 22 and 23 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24‑hour period, then:

(A).    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters; or

(B).    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date that occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes to the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic communication to be confirmed by telephone). Notices to the Forward Seller shall be directed to Morgan Stanley at 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Jonathan Lindabury; notices to the Forward Purchaser shall be directed to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Joel Carter, Scott Finz, Anthony Cicia and Eric Wang, with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Jonathan Lindabury; notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York, 10001, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax or other electronic communication to be confirmed by telephone to 212-214-6144) and Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy (which shall not constitute notice) to: Sullivan & Cromwell LLP, 1888 Century Park East, Los Angeles, California 90067-1725, Attn: Patrick S. Brown; notices to the Company shall be directed to it at 1221 West Idaho Street, Boise, Idaho 83702, Attention of General Counsel, with a copy (which shall not constitute notice) to: Perkins Coie LLP, 1201 3rd Avenue, Suite 4900, Seattle, Washington 98001, Attn: Andrew Moore.

SECTION 12.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 13.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Forward Purchaser, the Forward Seller and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Purchaser, the Forward Seller and the Company and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 hereof and Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Purchaser, the Forward Seller and the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 16.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 6:45 p.m. (New York City time) on November 7, 2023 or such other time as agreed by the Company and the Representatives.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the U.S. Securities and Exchange Commission.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“General Disclosure Package” means, collectively, any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre‑Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit D hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit E hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Rule 163,” “Rule 163(c),” “Rule 164,” “Rule 164(h)(2),” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424,” “Rule 424(b),” “Rule 424(b)(2),” “Rule 424(b)(5),” “Rule 424(b)(7),” “Rule 424(b)(8),” “Rule 430A,” “Rule 430B,” “Rule 430C,” “Rule 431B,” “Rule 433,” “Rule 433(d)(5)(i),” “Rule 433(d)(8)(i),” “Rule 433(d)(8)(ii),” “Rule 433(g),” “Rule 433(h)(5),” “Rule 456(b),” “Rule 456(b)(1)(i)” and “Rule 457(r)” refer to such rules under the 1933 Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Spread” has the meaning assigned to that term in the Forward Sale Agreement and any Additional Forward Sale Agreement, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 17.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, the Forward Seller or the Forward Purchaser, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided, that the prior written consent of the Representatives, the Forward Seller and the Forward Purchaser shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit E hereto and, to any electronic road show in the form previously provided by the Company to and approved by the Representatives, the Forward Seller and the Forward Purchaser. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit E hereto are Permitted Free Writing Prospectuses.

SECTION 18.    Issuance and Sale by the Company.

(a)    If in respect of the Forward Sale Agreement and/or any Additional Forward Sale Agreements, as applicable, (i) all the Conditions are not satisfied on or prior to the First Closing Date or, in respect of any Additional Forward Sale Agreement to be entered into pursuant to Section 2(a)(iii) hereof, all the applicable Option Conditions are not satisfied on or prior to the related Option Closing Date, as the case may be, and the relevant

Forward Seller elects, pursuant to Section 2(b) or 2(c) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Firm Securities or the Borrowed Option Securities, as applicable, otherwise deliverable by such Forward Seller, (ii) in the Forward Seller’s good faith and commercially reasonable judgment its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as applicable, deliverable by such Forward Seller hereunder or (iii) in the Forward Seller’s good faith and commercially reasonable judgment its affiliated Forward Purchaser would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the several Underwriters, pursuant to Section 2(a)(iii) or 2(a)(iv), as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company, the Forward Purchaser, the Forward Seller or the Underwriters, as the case may be, shall have the right to postpone the relevant Closing Date for a period not exceeding two (2) Business Days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 18(a) in lieu of Borrowed Firm Securities are referred to herein as the “Company Top-Up Firm Securities” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 18(a) in lieu of Borrowed Option Securities are referred to herein as the “Company Top-Up Option Securities.”

(b)    No Forward Seller or Forward Purchaser shall have any liability whatsoever for any Borrowed Securities underlying the Forward Sale Agreement and/or any Additional Forward Sale Agreements, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the applicable Conditions are not satisfied on or prior to the First Closing Date, in the case of Borrowed Firm Securities, or all of the applicable Option Conditions are not satisfied on or prior to the relevant Option Closing Date, in the case of Borrowed Option Securities, and such Forward Seller elects, pursuant to Section 2(b) or 2(c) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Firm Securities or the Borrowed Option Securities (or, in the case of the Borrowed Option Securities, a pro rata portion thereof if the Underwriters’ Option is not exercised in full), as applicable, otherwise deliverable by such Forward Seller, (ii) in the Forward Seller’s good faith, commercially reasonable judgment, its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as applicable, deliverable by such Forward Seller hereunder or (iii) in the Forward Seller’s good faith, commercially reasonable judgment, its affiliated Forward Purchaser would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so.

SECTION 19.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    each of the Underwriters is acting solely as a principal in connection with the sale of the Securities and the process leading thereto and no fiduciary, advisory or agency relationship between the Company or any of its Subsidiaries, on the one hand, and any of the Underwriters, Forward Purchaser and Forward Seller on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether or not any of the Underwriters, Forward Purchaser or Forward Seller has advised or is advising the Company on other matters and no Underwriter, Forward Purchaser or Forward Seller has any obligation to the Company or any of its Subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement;

(b)    the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives, the Forward Purchaser and the Forward Seller and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters;

(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)    it is aware that the Underwriters, the Forward Purchaser and the Forward Seller and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters, the Forward Purchaser or the Forward Seller has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)    it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters, the Forward Purchaser or the Forward Seller for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters, the Forward Purchaser or the Forward Seller shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company,

(f)    the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and

(g)    none of the activities of the Underwriters, the Forward Purchaser or the Forward Seller in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters, the Forward Purchaser or the Forward Seller with respect to any entity or natural person.

SECTION 20.    Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 21 Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Underwriters, Forward Purchaser and Forward Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 22. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in any such court and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Forward Seller, the Forward Purchaser and the Company in accordance with its terms.

Very truly yours,

IDACORP, Inc.
By /s/ Brian R. Buckham
Name: Brian R. Buckham Title: Senior
Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:
WELLS FARGO SECURITIES, LLC
MORGAN STANLEY & CO. LLC
By: WELLS FARGO SECURITIES, LLC
By /s/ Michael Tiedemann
Name: Michael Tiedemann Title: Managing Director
By: MORGAN STANLEY & CO. LLC
By /s/ Mauricio Dominguez
Name: Mauricio Dominguez Title: Vice President
For themselves and as Representative of the Underwriters named in Exhibit A hereto.

CONFIRMED AND ACCEPTED, as of the date first above written:
MORGAN STANLEY & CO. LLC
Acting in its capacity as Forward Seller

By /s/ Mauricio Dominguez
Name: Mauricio Dominguez Title: Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:
MORGAN STANLEY & CO. LLC
Acting in its capacity as Forward Purchaser
By /s/ Kevin Woodruff
Name: Kevin Woodruff Title: Managing Director

EXHIBIT A
UNDERWRITERS

Name of Underwriter	Number of Borrowed Firm Securities to be Purchased from Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC.............................................	980,604
Morgan Stanley & Co. LLC..............................................	980,604
BofA Securities, Inc..........................................................	280,172
Mizuho Securities USA LLC............................................	280,172
BTIG, LLC........................................................................	140,086
MUFG Securities Americas Inc........................................	140,086
Total.................................................	2,801,724

EXHIBIT B
LIST OF PERSONS SUBJECT TO LOCK-UP
Ryan Adelman
Odette C. Bolano
Brian R. Buckham
Mitch Colburn
Richard J. Dahl
Annete G. Elg
Sarah E. Griffin
Lisa A. Grow
Bo Hanchey
Julia Hilton
Ronald W. Jibson
Judith A. Johansen
Dennis L. Johnson
Nate R. Jorgensen
Jeff C. Kinneeveauk
Jeffrey L. Malmen
Susan D. Morris
Richard J. Navarro
Dr. Mark T. Peters
Kenneth W. Peterson
Adam J. Richins

EXHIBIT C
FORM OF LOCK-UP AGREEMENT
IDACORP, Inc.
Public Offering of Common Stock
Dated as of [•]
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC
As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

c/o Morgan Stanley & Co. LLC
1585 Broadway New York,
New York 10036

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among IDACORP, Inc., an Idaho corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as Forward Sellers and representatives (the “Representatives”) of a group of underwriters named therein (the “Underwriters”), and the other parties thereto, relating to the confirmations to be entered into between the Company and the Forward Purchasers named therein, providing for an underwritten public offering of common stock, without par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 60th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:
(i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (including, without limitation, Common Stock, preferred stock or such other capital stock that may deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or that may be issued upon exercise of a stock option or warrant) (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of Common Stock, preferred stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any Common Stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, preferred stock or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution;

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value;

(3) to the Company in connection with the vesting, settlement or exercise of restricted stock units or options (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units or options, in all such cases pursuant to equity awards granted under equity incentive plans or arrangements that are described in the Prospectus (as defined in the Underwriting Agreement), provided that any securities received upon such vesting, settlement or exercise shall be subject to the terms of this agreement; and

(4) acquired by the undersigned in the open market after the closing of the offering of the Common Stock.

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to the Representatives, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock shall be required to be made during the Lock-Up Period, (D) in the case of a transfer pursuant to clause (3) above, if the undersigned is legally required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, such filing shall clearly indicate in the footnotes thereto the circumstances of such transfer, and (E) in the case of a transfer pursuant to clause (1), (2) or (3) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, and (ii) the Company may, with respect to any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized

(if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The electronic signature of the undersigned (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this agreement shall have the same validity and effect as a signature affixed by the hand of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

If the Underwriting Agreement is not executed by the parties thereto prior to December 1, 2023, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.
Yours very truly,

Print Name:

EXHIBIT D

PRICE-RELATED INFORMATION

Public offering price: $92.80 per share

Net proceeds, before expenses, to the Company: $90.016 per share

Settlement date: November 10, 2023

EXHIBIT E

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None

EXHIBIT F

[Intentionally Omitted]